Issuer-Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-128164
Dated September 17, 2008
Final Term Sheet
for
Financing
by
Capstone Turbine Corporation
     By reading the information contained within this document, the recipient agrees with Capstone Turbine Corporation and Wachovia Capital Markets, LLC to maintain in confidence such information, together with any other non-public information regarding Capstone Turbine Corporation and this offering obtained from Capstone Turbine Corporation, Wachovia Capital Markets, LLC or their respective agents during the course of the proposed financing and to comply with the recipient’s obligations under applicable U.S. federal and state securities laws.
Wachovia Securities
     The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and supplement thereto in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or the placement agent or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by contacting Wachovia Capital Markets, LLC toll free at (800) 326-5897 or e-mailing a request to equity.syndicate@wachovia.com.
     IF THIS COMMUNICATION IS SENT BY EMAIL, ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE END OF THIS COMMUNICATION ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

CONFIDENTIAL SUMMARY OF TERMS AND CONDITIONS
     This Confidential Summary of Terms and Conditions (this “Summary”) is not intended to be contractually binding (except that the recipient hereof shall be deemed to have agreed to the provisions set forth in the first paragraph on the cover page hereof and in the section below entitled “Confidential Information”) and is subject in all respects (other than as aforesaid) to the execution of a Subscription Agreement (as defined below) by Capstone Turbine Corporation and the relevant purchaser. References in this Summary to “Capstone,” “we,” “us,” and “our” and similar references refer to Capstone Turbine Corporation and its subsidiary.

Issuer:	Capstone Turbine Corporation, a Delaware corporation.

Securities Offered:	Up to 21,485,660 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase up to 6,445,698 shares of Common Stock (the “Warrants”, and together with the Shares, the “Securities”). Purchasers will be required to purchase ten Shares and a Warrant to purchase three shares of Common Stock as a unit (a “Unit”), but no actual Units will be issued or certificated. Instead, the Shares and Warrants are immediately separable and will be issued separately. There is no minimum offering amount as a condition to the closing of the offering (the “Offering”) and sale of the Securities. Accordingly, we may sell less than all of the Securities we are offering.

Offering Price:	$14.90 per Unit.

Warrants:	Each Warrant will entitle the Holder to purchase three shares of Common Stock at an exercise price of $1.92 per share, in each case subject to adjustment. The Warrants shall have the terms and provisions substantially as set forth in the form of Warrant attached hereto as Exhibit B. Each Warrant is exercisable, in whole or in part at any time and from time to time, from the date on which the Warrants are originally issued (the “Original Issue Date”) and prior to 5:00 p.m., New York City time, on September 23, 2013 (the “Expiration Time”), unless cancelled on an earlier date as described below, except that (i) the Warrants may not be exercised if a Restrictive Legend Event (as defined) has occurred and is continuing and no exemption from the registration requirements of the Securities Act of 1933, as amended, is available for the issuance of shares of Common Stock upon exercise of the Warrants and (ii) the Expiration Time will be extended to 5:00 p.m., New York City time, on the date that is five Trading Days (as defined) after the cessation of a Restrictive Legend Event if the Expiration Time occurs during the continuance of a Restrictive Legend Event.

Fundamental Transaction Provision:	If a Fundamental Transaction (as defined) occurs, then each holder of a Warrant will thereafter have the right to receive upon exercise of such Warrant, in lieu of the shares of Common Stock it would otherwise have received on exercise, such shares of stock, securities, cash or assets as the holder would have received in respect of the shares of Common Stock issuable upon exercise of such Warrant had such Warrant been exercised in full immediately prior to such Fundamental Transaction (the “Transaction Consideration”). However, unless the successor entity resulting from such Fundamental Transaction is a publicly traded entity whose common stock or other common equity is quoted or listed for trading on a Trading Market (as defined), and such entity assumes the Warrants such that the Warrants or any warrants issued in substitution therefor are exercisable for such publicly traded common stock or other common equity, each Warrant holder will have the option (the “Cash-Out Option”) to receive, within

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30 days after the Fundamental Transaction, a Cash-Out Amount (as defined) equal to the value of such Warrant as determined in accordance with the Black Scholes Option Pricing Model, calculated as provided in the Warrants. A holder must surrender its Warrants to us for cancellation to exercise this Cash-Out Option.

Warrant Call Option:	If (1) a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares is available, (2) the two-year anniversary of the Original Issue Date has occurred, (3) the average of the Market Price (as defined) of the Common Stock for any 20 Trading Days within a 30-Trading Day period ending no more than three Trading Days prior to the date on which the Call Notice (as defined below) is delivered to the Holders of Warrants equals or exceeds $3.84 per share (subject to adjustment), (4) no Restrictive Legend Event has occurred and is continuing and (5) the Common Stock is then listed on a Trading Market, we will have the right to call for cancellation all or any portion of the Warrants (other than Warrants for which a notice of exercise has been delivered to us by the holder) by notice (a “Call Notice”) to registered holders of Warrants. Any Warrants subject to a Call Notice that are not exercised on or before the date specified in that Call Notice will be automatically cancelled, and holders of Warrants that are cancelled as a result of our exercise of this call right will not be entitled to receive any payment from us in connection with that cancellation. We may exercise this call right from time to time, subject to the foregoing conditions.

Capitalized terms used in the three preceding paragraphs and not otherwise defined is this Summary have the respective meanings set forth in the form of Warrant attached hereto as Exhibit B. For additional information concerning the Warrants, including certain “buy-in” rights, restrictions on ownership, provisions permitting cashless exercise in certain circumstances, limitations on the right to exercise and anti-dilution adjustments, you should carefully review the form of Warrant attached hereto as Exhibit B.

Use of Proceeds to Company:	We estimate that the net proceeds we will receive from this Offering will be approximately $29.5 million, after deducting the placement agent’s and financial advisors’ fees and other estimated offering expenses payable by us and assuming that we sell the maximum number of Shares and Warrants that we are offering for sale. However, there is no minimum offering amount as a condition to closing of the Offering and sale of the Securities and, as a result, we may sell less than all of the Securities we are offering. Each 200,000 Unit decrease in the number of Units we sell in this Offering from the maximum number of Units that we are offering (which is 2,148,566 Units) would decrease the net proceeds to us from this Offering by approximately $2.8 million.

We intend to use the net proceeds from the sale of Securities sold in the Offering to fund product development, corporate growth and for other general corporate purposes. Pending application of the net proceeds, the net proceeds will be deposited in interest-bearing accounts or invested in certificates of deposit, United States government obligations or other short-term debt instruments selected at our discretion.

Subscription and Closing Date:	We and each purchaser of Securities in the Offering (each, a “Purchaser”) shall execute a Subscription Agreement (a “Subscription Agreement”) in

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substantially the form attached hereto as Exhibit A. It is expected that the closing (the “Closing”) of the Offering shall occur, and the Securities shall be issued to the Purchasers against payment of the purchase price therefor, on or about September 23, 2008 (the “Closing Date”). Purchasers will be required to pay the purchase price directly to us, and we will hold the amounts paid by Purchasers in a separate interest-bearing or money market account until the date on which the Securities are delivered to the respective Purchasers. If for any reason the Closing does not occur or the placement agency agreement we intend to enter into with the placement agent is terminated, we will return to each investor the purchase price received from such investor, together with a pro rata portion of any interest or dividends earned on the funds in such account for each day while the purchase price received from such investor was in such account.

Risk Factors:	Investing in the Securities involves a high degree of risk. You should consider carefully each of the risk factors described in the preliminary prospectus supplement and related prospectus distributed by us in connection with the Offering and in the documents filed by us with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated or deemed to be incorporated by reference in such preliminary prospectus supplement, as well as the other information contained in such preliminary prospectus supplement, such prospectus and such incorporated documents.

Dilution:	You should carefully review Exhibit C hereto for information concerning dilution to new investors purchasing common stock and warrants in this Offering.

Change in Lock Up Provision:	Our preliminary prospectus supplement dated September 16, 2008 relating to this offering stated, under the caption “Plan of Distribution” that, “In addition, we have agreed that we will not, without the prior written consent of the placement agent, file any registration statement with the SEC relating to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, any warrants to purchase common stock) until after the date we file our Quarterly Report on Form 10-Q for the quarter ending September 30, 2008 with the SEC; provided that any shares of common stock or securities convertible into or exercisable or exchangeable for common stock that are included in such registration statement shall remain subject to the restrictions set forth in the immediately preceding sentence.” That sentence will be amended and restated in the final prospectus supplement to be dated September 17, 2008 relating to this offering to read as follows: “In addition, we have agreed that we will not, without the prior written consent of the placement agent, file any registration statement with the SEC relating to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, any warrants to purchase common stock) for a period of 90 days following the date of this prospectus supplement other than a registration statement relating solely to the shares of our common stock issuable upon exercise of the warrants.”

NASDAQ Global Market Symbol of the Common Stock:	CPST. The Warrants will not be listed on any securities exchange or quotation system.

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Confidential Information:	The recipient of this Summary and the materials attached hereto agrees with us and Wachovia Capital Markets, LLC to maintain in confidence all of the information contained herein and therein, together with any other non-public information regarding us and the Offering obtained from us, Wachovia Capital Markets, LLC or our or their respective agents during the course of the proposed Offering, and to comply with the recipient’s obligations under U.S. federal and state securities laws.

Placement Agent:	We have engaged Wachovia Capital Markets, LLC to act as our placement agent in connection with the Offering. The placement agent will receive a fee equal to 4.8% of the gross proceeds from the sale of Securities in the Offering (excluding any proceeds from the exercise of the Warrants), or $1.5 million assuming we sell the maximum number of Securities we are offering for sale, and expense reimbursement of up to $175,000 from us.

Financial Advisor:	We have agreed to pay Northland Securities, Inc. a financial advisory fee of 1.2% of the gross proceeds from the sale of Securities in the Offering (excluding any proceeds from the exercise of the Warrants).
     The information in this Final Term Sheet (including the exhibits hereto) supersedes and replaces the information in our Preliminary Term Sheet dated September 15, 2008 relating to the offering. The Warrants will be issued in substantially the form attached hereto as Exhibit B, which differs from the form of Warrant attached as an exhibit to such Preliminary Term Sheet and our preliminary prospectus supplement dated September 16, 2008 and the related prospectus dated September 14, 2005.
     Notwithstanding anything to the contrary contained herein, each prospective investor in the Offering (and each employee, representative or other agent of each prospective investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Offering and all materials of any kind that are provided to the prospective investor relating to such tax treatment and tax structure (as such terms are defined in Treasury Regulation section 1.6011-4). This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the Offering.

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EXHIBIT A
FORM OF SUBSCRIPTION AGREEMENT
(See attachment)

Exhibit 10
Subscription Agreement
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Ladies and Gentlemen:
     The undersigned (the “Investor”) hereby confirms and agrees with you as follows:
     1. The subscription terms set forth herein (this “Subscription”) are made as of the date set forth below between Capstone Turbine Corporation, a Delaware corporation (the “Company”), and the Investor.
     2. As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor (i) the number of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth on the signature page hereto (the “Signature Page”), and (ii) Warrants in the form attached hereto as Exhibit B (the “Warrants”, and together with the Shares, the “Securities”), to purchase the number of shares of Common Stock set forth on the Signature Page for a purchase price of $14.90 per unit. Each unit consists of ten Shares and Warrants to purchase three shares of Common Stock. The Investor acknowledges that the offering is not a firm commitment underwriting and that there is no minimum offering amount.
     3. The completion of the purchase and sale of the Securities shall occur at a closing (the “Closing”) that, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) is expected to occur on or about September 23, 2008. The date on which this Subscription actually closes is referred to herein as the “Closing Date”. At the Closing, (a) the Company shall release or cause its transfer agent to release to the Investor the number of Securities being purchased by the Investor and (b) the Investor will deliver to the Company the aggregate purchase price for the Securities being purchased by the Investor (the “Purchase Price”). The Investor shall settle the Shares via Deposit/Withdrawal At Custodian (“DWAC”) and the provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein. If the Investor delivers the Purchase Price to the Company prior to the Closing Date, then (i) the Company shall promptly deposit and hold the Purchase Price in a separate interest bearing or money market account (the “Account”) of the Company at a financial institution of nationally recognized standing, free and clear of all liens, security interests, pledges and other encumbrances, until the Closing occurs (and the Company agrees that, while in the Account, the Purchase Price shall remain the property of the Investor) and (ii) the Company will immediately return the Purchase Price to the Investor (by wire transfer if the Investor shall have provided appropriate wire transfer instructions), together with a pro rata portion of any interest or dividends earned on the funds in the Account for each day while the Purchase Price received from such Investor was in the Account, if the Closing does not occur on or before September 26, 2008 or the Placement Agreement (as defined below) is terminated, unless otherwise agreed in writing by the Investor.

     4. The offering and sale of the Securities are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below). The Investor acknowledges that the Company intends to enter into subscriptions in substantially the same form as this Subscription with certain other third-party investors and intends to offer and sell (the “Offering”) up to an aggregate of 21,485,660 shares of Common Stock and Warrants to purchase up to an aggregate of 6,445,698 shares of Common Stock pursuant to the Registration Statement and Prospectus. The Investor acknowledges and agrees that there is no minimum offering amount. If the Company enters into a subscription with a third-party investor in this Offering on terms and conditions that are more favorable than the terms and conditions set forth herein, the Company agrees to amend this Subscription to reflect such terms and conditions.
     5. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No.
333-128164), including all amendments thereto, if any, the exhibits and any schedules thereto and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (collectively, and including any related registration statement that the Company may file pursuant to Rule 462(b) under the Securities Act (as defined below) to register a portion of the Securities, the “Registration Statement”), in conformity with the Securities Act of 1933, as amended (the “Securities Act”), and the Company has prepared or will prepare, as the case may be, (i) the preliminary prospectus supplement dated September 16, 2008 (the “Preliminary Prospectus Supplement”) and the related prospectus dated September 14, 2005 (the “Base Prospectus” and, together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”), (ii) the Preliminary Term Sheet dated September 15, 2008 relating to the Offering (including the exhibits thereto, the “Preliminary Term Sheet”), (iii) the Final Term Sheet dated September 17, 2008 relating to the Offering (including the exhibits thereto, the “Final Term Sheet”) and (iv) a final prospectus supplement and related base prospectus (together, the “Prospectus”).
     6. The Company has entered into a Placement Agency Agreement (the “Placement Agreement”), dated September 17, 2008 with Wachovia Capital Markets, LLC (the “Placement Agent”), which will act as the Company’s placement agent with respect to the Offering and receive a fee in connection with the sale of the Securities. The Placement Agreement contains certain representations and warranties of the Company. The Company acknowledges and agrees that the Investor may rely on the representations, warranties, covenants and agreements made by it in Sections 3 and 4 of the Placement Agreement, to the same extent as if such representations, warranties, covenants and agreements had been set forth in full herein and made directly to the Investor.
     7. The obligations of the Company and the Investor to complete the transactions contemplated by this Subscription shall be subject to the following:
     (a) The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the Purchase Price for the Securities being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

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     (b) The Investor’s obligation to purchase the Securities will be subject to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to closing in the Placement Agreement have not been satisfied.
     8. The Company hereby makes the following representations, warranties and covenants to the Investor:
     (a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Subscription has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
     (b) The Company shall (i) before the opening of trading on The Nasdaq Global Market on the next trading day after the date hereof, issue one or more press releases disclosing all material aspects of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. Upon the issuance of one or more press releases described in the immediately preceding sentence, the Investor will not be in receipt of any material, non-public information provided to it by the Company or its officers or directors. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject.
     9. The Investor hereby makes the following representations, warranties and covenants to the Company:
     (a) The Investor represents that (i) it has had full access to or received copies of the Registration Statement, including the prospectus therein, it has received copies of the Preliminary Term Sheet, Preliminary Prospectus and the Final Term Sheet and it has had full access to or received copies of Company’s periodic reports and other information filed with the Commission and incorporated or deemed to be incorporated by reference in any of the foregoing, prior to or in connection with its receipt of this Subscription, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

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     (b) The Investor has the requisite power and authority to enter into this Subscription and to consummate the transactions contemplated hereby. The execution and delivery of this Subscription by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Subscription has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (c) The Investor understands that nothing in this Subscription or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.
     (d) Neither the Investor nor any person or entity acting on behalf of, or pursuant to any understanding with, or based upon any information received from, the Investor has, directly or indirectly, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the time that the Investor was first contacted by the Placement Agent or the Company with respect to the transactions contemplated hereby. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any person or entity acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Subscription are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Subscription to cover any Short Sale in the Common Stock in violation of applicable securities laws.
     (e) The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons or entities known to it to be affiliates of the Company, (ii) it is not a member of the Financial Industry Regulatory Authority Inc. (“FINRA”) or an associated person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) of any such member as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the outstanding Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

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     10. Notwithstanding anything to the contrary contained herein, the number of Warrants that may be acquired by the Investor pursuant to this Subscription shall be limited to the extent necessary to insure that, following the exercise thereof (or other issuance), the total number of shares of Common Stock then beneficially owned by such Investor and its affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     11. Notwithstanding any investigation made by any party to this Subscription, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription, the delivery to the Investor of the Securities being purchased and the payment therefor.
     12. This Subscription may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     13. In case any provision contained in this Subscription should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     14. This Subscription will be governed by, and construed in accordance with, the internal laws of the State of New York.
     15. This Subscription may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
     16. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Subscription shall terminate without any further action on the part of the parties hereto.
     17. The Placement Agent is an intended third party beneficiary of the representations, warranties, covenants and agreements of the Company and the Investor set forth herein.
     18. If any material breach by the Company of any representation, warranty, covenant or agreement in the Placement Agreement occurs, the Company will send a written notice to the Investor that describes such breach in reasonable detail, promptly after gaining knowledge thereof.
[Signature Page Follows]

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INVESTOR SIGNATURE PAGE
Number of Shares: ____________
Warrants to purchase __________________ shares of Common Stock
(such number to be equal to 30% of the number of Shares being purchased by the Investor)
Purchase Price Per Unit: $14.90
(each unit consists of ten shares of Common Stock and Warrants to purchase three shares of Common Stock)
Aggregate Purchase Price: $ _______________________________________
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
Dated as of: September 17, 2008

INVESTOR

By:

Print Name:

Title:

Name in which Securities are to be registered:

Mailing Address:

Taxpayer Identification Number:
Manner of Settlement of the Shares: DWAC (see Exhibit A for explanation and instructions)

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Agreed and Accepted this 17th day of September 2008:
CAPSTONE TURBINE CORPORATION

By:
Name:
Title:

Sales of the Securities purchased hereunder will be made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

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EXHIBIT A
TO BE COMPLETED BY INVESTOR
SETTLING VIA DWAC
     The Shares will be delivered by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth on the Signature Page of the Subscription to which this Exhibit A is attached, and released by Mellon Investor Services LLC, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing.

Name of DTC Participant (broker-dealer at ___where the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

NO LATER THAN ONE BUSINESS DAY AFTER THE EXECUTION OF THE SUBSCRIPTION TO WHICH THIS EXHIBIT A IS ATTACHED BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Bank Name:	Mellon Bank, Mellon Financial Corporation
One Mellon Center
Pittsburgh, PA 15258-001 USA
ABA#: 0430-0026-1
Swift Code: MELNUS3P
Account Name: Merrill, Lynch, Pierce, Fenner & Smith
Account No.: 101-1730-12
For Further Credit To: Capstone Turbine Corporation
Account No.: 88Q07307

A-1

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT B
FORM OF WARRANT
(See attachment)

Exhibit 4
CAPSTONE TURBINE CORPORATION
WARRANT TO PURCHASE ________ SHARES OF
COMMON STOCK

Warrant No. ___	Original Issue Date: September ___, 2008
     FOR VALUE RECEIVED, ____________ (“Holder”) is entitled to purchase, subject to the provisions of this Warrant, from CAPSTONE TURBINE CORPORATION, a Delaware corporation (“Company”), at any time prior to 5:00 P.M., New York City time, on September ___, 2013 (the “Expiration Time”), at an exercise price per share equal to $1.92 (the “Exercise Price”), _________ shares (“Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.
     This Warrant is being issued pursuant to that certain Subscription Agreement, dated September 17, 2008, by and between the Company and the purchaser identified therein (the “Subscription Agreement”). The original issuance of this Warrant by the Company pursuant to the Subscription Agreement has been registered pursuant to a registration statement on Form S-3, File No. 333-128164 and, if applicable, any related registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of this Warrant (collectively with any successor registration statement covering the Warrant Shares that the Company may file with the Securities Exchange Commission (the “Commission”) under the Securities Act and that shall have become effective under the Securities Act, the “Registration Statement”). This Warrant was originally issued on September ___, 2008 (the “Original Issue Date”), and is one of a series of Warrants of like tenor issued by the Company on the Original Issue Date covering an aggregate of 6,445,698 shares of Common Stock (collectively, and including, without limitation, this Warrant, the “Company Warrants”).
     Section 1. Registration. The Company shall maintain books for the transfer and registration of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Holder. The Company may deem and treat the registered Holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     Section 2. Transfers. The Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company. Upon any such transfer, a new Warrant in substantially the form of this Warrant, evidencing the portion of this Warrant so transferred shall be issued to the transferee and a new Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.

     Section 3. Exercise of Warrant.
          (a) The Holder may exercise this Warrant in whole or in part at any time and from time to time prior to the earlier of the Expiration Time and any cancellation of this Warrant in whole pursuant to Section 4 as follows:
          (i) Subject to the provisions of Section 3(a)(ii), this Warrant may be exercised by delivery of a Notice of Exercise in the form attached hereto as Appendix A and payment by cash, certified check or wire transfer for the aggregate Exercise Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any day other than a Saturday or Sunday on which banks are open for business in New York City (a “Business Day”) at the Company’s principal executive offices (or such other office or agency of the Company as the Company may designate by notice to the Holder).
          (ii) At any time when a Restrictive Legend Event (as defined below) has occurred and is continuing, the Holder may only exercise this Warrant if the Market Price (as defined below) of one Warrant Share is greater than the Exercise Price. In such event, the Holder may exercise this Warrant by delivery of a Notice of Exercise in the form attached hereto as Appendix B to the Company during normal business hours on any Business Day at the Company’s principal executive offices (or such other office or agency of the Company as the Company may designate by notice to the Holder), without the payment by the Holder of the aggregate Exercise Price in respect of the Warrant Shares to be acquired hereunder in cash, but instead by surrendering to the Company a portion of the Warrant Shares that would otherwise have been issuable upon exercise of this Warrant or the portion hereof so exercised, as the case may be, determined as provided below. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:
X = Y(A-B)
A
     where
          X = the number of shares of Common Stock to be issued to the Holder;
          Y = the number of Warrant Shares covered by this Warrant that the Holder is surrendering at such time for cashless exercise (including both shares to be issued to the Holder and shares to be canceled as payment therefor);
          A = the Market Price of one share of Common Stock as of the exercise date; and
          B = the Exercise Price in effect under this Warrant as of the exercise date.

     “Market Price” as of a particular date (the “Valuation Date”) means the following: (i) if the Common Stock is then listed on a Trading Market (as defined below), the closing sale price of one share of Common Stock on such Trading Market on the last Trading Day (as defined below) prior to the Valuation Date; (ii) if the Common Stock is not then listed on a Trading Market, the closing sale price of one share of Common Stock on the OTC Bulletin Board (the “Bulletin Board”) on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last Trading Day prior to the Valuation Date; (iii) if the Common Stock is not then listed on a Trading Market or quoted on the Bulletin Board, the closing sale price of one share of Common Stock as reported in the Pink Sheets published by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices) on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price reported by Pink Sheets LLC on the last Trading Day prior to the Valuation Date; or (iv) if the Common Stock is not then listed on a Trading Market, quoted on the Bulletin Board or reported in Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices), the fair market value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Company (the “Board”). If the Common Stock is not then listed on a Trading Market, quoted on the Bulletin Board or reported in Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices), the Board shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board.
     For purposes of this Warrant (i) a “Trading Day” means (A) a day on which the Common Stock is traded on a Trading Market (as defined below), or (B) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the Bulletin Board, or (C) if the Common Stock is not listed on a Trading Market or quoted on the Bulletin Board, a day on which prices for the Common Stock are reported in the Pink Sheets published by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed, quoted or reported as set forth in (A), (B) and (C) hereof, then Trading Day shall mean a Business Day and (ii) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Select Market, the Nasdaq Global Market, The Nasdaq Capital Market, the American Stock Exchange or the New York Stock Exchange.
     The Company shall provide to the Holder prompt written notice of any time the Company is unable to issue the Warrant Shares via DWAC (as defined below) transfer or otherwise without restrictive legend because (i) the Commission has issued a stop order with respect to the Registration Statement, (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently or (iv) otherwise (each a “Restrictive Legend Event”); provided that nothing in the foregoing clause (iii) shall permit the Company to suspend or withdraw the effectiveness of the Registration Statement, either temporarily or permanently. If a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 3(a)(i) but prior to the delivery of the Warrant Shares issuable upon such exercise, then (i) the Company shall not issue such Warrant Shares to the Holder, (ii) the Company shall return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant and (iii) if the Market Price of one Warrant Share is greater than the Exercise Price as of the applicable exercise date, the Holder may, by written notice to the Company, elect to convert its exercise of this Warrant to an exercise in accordance with this Section 3(a)(ii). The Company will use its reasonable best efforts to prevent the occurrence of any Restrictive Legend Event and, if a Restrictive Legend Event shall occur, shall use its reasonable best efforts to terminate or cause the termination thereof. The Company shall give prompt written notice to the Holder of the cessation of a Restrictive Legend Event. Notwithstanding anything to the contrary contained herein, if the Expiration Time occurs after a Restrictive Legend Event occurs but before the cessation of the Restrictive Legend Event, then the Expiration Time will be extended until 5:00 P.M., New York City time on the fifth Trading Day after the Company gives notice to the Holder of the cessation of the Restrictive Legend Event.
     Notwithstanding the foregoing provisions of this Section 3(a)(ii), if a Restrictive Legend Event has occurred and is continuing and no exemption from the registration requirements of the Securities Act is available for the issuance of the Warrant Shares upon an exercise of this Warrant, including, without limitation under Section 3(a)(9) of the Securities Act by virtue of a cashless exercise under this Section 3(a)(ii), then this Warrant shall not be exercisable until such Restrictive Legend Event shall have ceased or there shall be an available exemption from the registration requirements under the Securities Act.
     For purposes of Rule 144 promulgated under the Securities Act, it is intended that the Warrant Shares issued in a cashless exercise under this Section 3(a)(ii) shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date.
     Anything herein to the contrary notwithstanding (including, without limitation, the foregoing provisions of this Section 3(a)(ii)), the Company shall maintain the effectiveness under the Securities Act of the Registration Statement covering all of the Warrants Shares (and any other securities which may from time to time be issuable upon exercise of this Warrant) and the availability of a current prospectus relating thereto at all times prior to, and, without limitation of the foregoing, shall not suspend or withdraw the effectiveness of the Registration Statement, either temporarily or permanently, until after the earliest of (i) the Expiration Time (or if as of the Expiration Time, any portion of this Warrant shall have been exercised but the Warrant Shares (or any other securities which may from time to time be issuable upon exercise of this Warrant) issuable upon such exercise shall not have been delivered to the Holder or its designee, the date after the Expiration Time that such Warrant Shares (or such other securities) have been so delivered), (ii) any cancellation of this Warrant in whole pursuant to Section 4 or (iii) the exercise in full of this Warrant.

          (b) The Warrant Shares purchased hereunder shall be deemed to be issued to the Holder or the Holder’s designee, as the record owner of such shares, as of 5:00 P.M. New York City time on the date on which the completed and signed Notice of Exercise shall have been delivered and, in the case of an exercise pursuant to Section 3(a)(i), the aggregate Exercise Price for the Warrant Shares purchased shall have been paid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Notice of Exercise, shall be transmitted by the Company’s transfer agent by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery of certificates to the address specified by the Holder in the Notice of Exercise, within a reasonable time, not exceeding three Trading Days after this Warrant shall have been so exercised, including the delivery of a completed Notice of Exercise and, in the case of an exercise pursuant to Section 3(a)(i), delivery of the aggregate Exercise Price for the Warrant Shares purchased (the “Warrant Share Delivery Date”). The Warrant Shares so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder in the Notice of Exercise.
          (c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder the applicable Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such Warrant Shares to the Holder shall terminate, or (ii) promptly issue and deliver such Warrant Shares by crediting such Holder’s account with DTC or issuing physical certificates for such Warrant Shares, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares times (B) the Market Price on the date of exercise. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect to the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely credit the Holder’s account with DTC or to issue physical certificates, as applicable, upon exercise of this Warrant as required pursuant to the terms hereof. Anything herein to the contrary notwithstanding, if a Restrictive Legend Event occurs and if the Holder shall not have received actual notice of such Restrictive Legend Event from the Company prior to any date on which such Holder or its designee shall have delivered a completed and signed Notice of Exercise and, in the case of an exercise pursuant to Section 3(a)(i), the aggregate Exercise Price payable in connection with such exercise, then, for purposes of this Section 3(c), such exercise shall be deemed a valid exercise of this Warrant, and, for purposes of clarity, the Company hereby acknowledges and agrees that this Section 3(c) shall be applicable to any failure by the Company to deliver the Warrant Shares that would have been deliverable upon such exercise to the Holder on or before the applicable Warrant Share Delivery Date, notwithstanding the fact that, pursuant to Section 3(a)(ii), this Warrant may not be exercisable as a result of such Restrictive Legend Event.

     (d) Notwithstanding anything herein to the contrary, except as provided in Section 4, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two Trading Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company’s transfer agent for the Common Stock shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 3(d), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
     (e) In addition to any other rights available to the Holder, if (i) the Company fails for any reason other than the occurrence of a Restrictive Legend Event to deliver to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date by transfer pursuant to the DWAC system or by delivery of physical certificates, as applicable (a “Delivery Failure”), or (ii) a Restrictive Legend Event occurs, then (x) with respect to a Delivery Failure, the Company shall be liable to the Holder for liquidated damages in an amount equal to 1.5% of the aggregate Exercise Price of the Warrant Shares issuable pursuant to such exercise for each 30-day period (or pro rata portion thereof) beginning on the day immediately after the Warrant Share Delivery Date to but excluding the date on which such Warrant Shares are delivered to the Holder and (y) with respect to a Restrictive Legend Event, the Company shall be liable to the Holder for liquidated damages in an amount equal to 1.5% of the aggregate Exercise Price of all of the Warrant Shares issuable upon exercise of this Warrant for each 30-day period (or pro rata portion thereof) beginning on the day that such Restrictive Legend Event first occurs to but excluding the date on which the Holder shall have received written notice of the cessation of such Restrictive Event Legend from the Company. Such liquidated damages shall be payable in cash by wire transfer to the Holder (if the Holder shall have provided wire transfer instructions to the Company) or by check mailed to the address of the Holder as shown on the Company’s transfer books for this Warrant, and shall be payable on the Business Day immediately following the last day of each such 30-day period and, if applicable, on the day that such Warrant Shares are delivered to the Holder or the Business Day immediately following the cessation of such Restrictive Legend Event, as the case may be. Notwithstanding the foregoing, in no event will the aggregate liquidated damages payable under this Section 3(e) exceed 10% of the aggregate Exercise Price for all of the Warrant Shares issuable hereunder.
     (f) Notwithstanding anything to the contrary herein, the Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder would beneficially own in excess of 9.999% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the immediately preceding sentence, the number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination pursuant to the immediately preceding sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder. Except as set forth in the preceding sentence, for purposes of this Section 3(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Section 3(f), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the latest of (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other more recent notice by the Company or the Company’s transfer agent for the Common Stock setting forth the number of shares of Common Stock outstanding. Following the written or oral request of the Holder, the Company shall, or shall cause its transfer agent to, within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported.
     Section 4. Call Right.
          (a) If (i) the Registration Statement covering all of the shares of Common Stock (the “Company Shares”) issuable upon exercise of all of the Company Warrants is effective and a current prospectus relating to the Company Shares issuable upon exercise of all of the Company Warrants is available, in each case at all times from and including the date that the applicable Call Notice (as defined below) is sent by the Company through and including the fourth Trading Day after the applicable Call Date (as defined below), or, if the Holder shall have duly exercised all or any portion of this Warrant by 5:00 p.m., New York City time, on such Call Date, through and including the date of delivery to the Holder of the Warrant Shares issuable upon such exercise, (ii) the two-year anniversary of the Original Issue Date has occurred (iii) the average of the Market Price of the Common Stock for any 20 Trading Days within a 30-Trading Day period ending no more than three Trading Days prior to the date on which the Call Notice is delivered to the Holder (such 30-Trading Day period hereinafter called the “Measurement Period”) equals or exceeds $3.84 (the "Threshold Price”) (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date), (iv) no Restrictive Legend Event has occurred and is continuing and (v) the Common Stock is then listed on a Trading Market, then the Company may, no more than three Trading Days after the last day of such Measurement Period, call for cancellation all or any portion of the outstanding Company Warrants (including, without limitation, this Warrant) for which a Notice of Exercise has not yet been delivered (such right, a “Call”). Any Call by the Company of only a portion of the Company Warrants (including, without limitation, this Warrant) shall be exercised on a pro rata basis among all the outstanding Company Warrants (including, without limitation, this Warrant) based upon the number of shares of Common Stock issuable upon exercise of all of the Company Warrants for which a Notice of Exercise has not yet been delivered.

          (b) To exercise a Call, the Company must deliver to each registered holder of a Company Warrant (including, without limitation, the Holder of this Warrant) an irrevocable written notice (a “Call Notice”), indicating therein the unexercised portion of the Company Warrants registered in the name of such holder to which such Call Notice applies and the time and date by which such portion of such Company Warrants must be exercised to avoid cancellation thereof as described below. Deposit of such Call Notice with a recognized overnight delivery service or with the U.S. Postal Service within the above three Trading Day period shall be considered a timely Call. If the conditions set forth above for such Call are satisfied (including, without limitation, the condition set forth in clause (i) of Section 4(a)), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise and (unless the exercise is to be by cashless exercise pursuant to Section 3(a)(ii)) the applicable aggregate Exercise Price shall not have been received by 5:00 p.m., New York City time, on the 60th calendar day after the date the Call Notice is sent to the Holder or, if such day is not a Business Day, the next succeeding Business Day (such date, the “Call Date”) will be cancelled automatically immediately after 5:00 p.m., New York City time, on such Call Date. Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered, with (unless the exercise is to be by cashless exercise pursuant to Section 3(a)(ii)) the applicable aggregate Exercise Price through 5:00 p.m., New York City time, on the Call Date. Any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 75 of such Warrant Shares, and (z) prior to 5:00 p.m., New York City time, on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under Section 3, will issue and deliver to the Holder 50 Warrant Shares (or such lesser number of Warrant Shares as shall be issuable in the event of cashless exercise pursuant to Section 3(a)(ii)) in respect of the exercise following receipt of the Call Notice, and (3) the Holder may, until the Expiration Time, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). The Company may, on the terms and subject to the conditions set forth in this Section 4, deliver subsequent Call Notices for any unexercised portion of the Company Warrants.
     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder, and in such case, the Company shall not be required to issue or deliver any Warrant Shares until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of this mutilated Warrant or of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.
     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares of Common Stock to provide for the exercise of all outstanding Company Warrants. The Company agrees that all Warrant Shares issued upon due exercise of this Warrant shall be, at the time of delivery for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company and shall be free and clear of all liens, claims or encumbrances and the issuance thereof shall not be subject to any preemptive or other similar rights.
     Section 8. Adjustments. The Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant and the securities or other property issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 8.
          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect immediately prior to the record date for any such dividend or distribution or the effective date of any such subdivision or combination, shall be adjusted by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 8(a), the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. The adjustments provided for under this Section 8(a) shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation or other entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation or other entity shall be effected (each, a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to exercise this Warrant and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities, cash or other assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had this Warrant been exercised in full immediately prior to such Fundamental Transaction (the “Transaction Consideration”), and in any such case appropriate provision (as determined in good faith by the Board) shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions relating to the adjustment of the Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant and the securities or other property issuable upon exercise of this Warrant) and all references in this Warrant to “Common Stock” shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Transaction Consideration deliverable upon the exercise hereof. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation or other entity (if other than the Company) resulting from any such consolidation or merger, or the corporation or other entity purchasing or otherwise acquiring such assets or other appropriate corporation or other entity shall assume in writing the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such Transaction Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon exercise hereof, and the other obligations under this Warrant. Without limiting the generality of the foregoing, the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving corporation or other entity to comply with the provisions of this Section 8(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Transaction Consideration in a reasonable manner reflecting the relative value of any different components of the Transaction Consideration, if applicable. If holders of Common Stock are given any choice as to the shares of stock, securities, cash or other assets to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Transaction Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving corporation or other entity in such Fundamental Transaction shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Transaction Consideration for the aggregate Exercise Price upon exercise thereof. Notwithstanding the foregoing provisions of this Section 8(b), in the event of a Fundamental Transaction other than a Fundamental Transaction in which the successor corporation or other entity is a publicly traded corporation or other entity whose common stock or other common equity is quoted or listed for trading on a Trading Market and which assumes this Warrant such that this Warrant or any warrant issued in substitution herefor shall be exercisable for the publicly traded common stock or other common equity of such successor corporation or other entity, then the Company or any successor corporation or other entity shall pay at the Holder’s option (the “Cash-Out Option”), exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal (the “Cash-Out Amount”) to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP (as defined below) of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction. If the Holder exercises the Cash-Out Option, then the Holder shall surrender this Warrant to the Company for cancellation and the Company or any successor corporation or other entity shall pay the Cash-Out Amount by wire transfer to the Holder (if the Holder shall have provided wire transfer instructions to the Company) or by check mailed to the address of the Holder as shown on the Company’s transfer books for this Warrant, such payment to be made not later than the last to occur of (i) three Business Days after the surrender of this Warrant to the Company or such successor or (ii) the consummation of the applicable Fundamental Transaction. The provisions of this Section 8(b) shall similarly apply to successive Fundamental Transactions if this Warrant is then outstanding. For purposes of this Warrant “VWAP” means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the volume weighted average of the prices per share of the Common Stock traded on such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 A.M. New York City time to 4:00 P.M. New York City time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the Bulletin Board, the volume weighted average of the prices per share of the Common Stock traded on such date (or the nearest preceding date) on the Bulletin Board; (c) if the Common Stock is not then listed or quoted on a Trading Market or the Bulletin Board and if prices for the Common Stock are then reported in the Pink Sheets published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the last bid price per share of the Common Stock so reported on such date (or the most recent bid price if none is reported for such date); or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board.
          (c) If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 8(a)), (iii) rights or warrants to subscribe for or purchase any security (other than as specified in Section 8(f)), (iv) cash (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus) or (v) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

          (d) Except as provided in Section 8(e), if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 8(d)(1) — (7), deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Exercise Price =	(A x B) + D
A+C
               where
               “A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;
               “B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;
               “C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and
               “D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;
provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price in effect prior to such Trigger Issuance.
               For purposes of this Section 8(d), “Additional Shares of Common Stock” means all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 8(d), other than Excluded Issuances (as defined in Section 8(e)).
               For purposes of this Section 8(d), the following Sections 8(d)(1) — (d)(7) shall also be applicable:
          (1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the aggregate consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities, as the case may be, issuable upon the exercise of such Options) is less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for the price per share determined pursuant to this Section 8(d)(1) as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 8(d)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.
          (2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the aggregate consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in Section 8(d)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of Section 8(d).

          (3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 8(d)(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 8(d)(1) or Section 8(d)(2), or the rate at which Convertible Securities referred to in Section 8(d)(1) or Section 8(d)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the termination of any Option for which any adjustment was made pursuant to this Section 8(d) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this Section 8(d) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.
          (4) Stock Dividends. Subject to the provisions of this Section 8(d), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.
          (5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes Option Pricing Model or another method mutually agreed to by the Company and the Holder). The Board shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. If the Board and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser who is experienced in such matters to determine the fair market value thereof. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

          (6) Nasdaq Limitation. Notwithstanding any other provision in Section 8(d) to the contrary, if a reduction in the Exercise Price pursuant to Section 8(d) (other than as set forth in this Section 8(d)(6)) would require the Company to obtain stockholder approval of the transactions contemplated by the Subscription Agreement pursuant to Nasdaq Marketplace Rule 4350(i) and such stockholder approval has not been obtained, (i) the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Exercise Price adjustment.
          (7) Adjustment to Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 8(d), the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter.
          (e) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price pursuant to Section 8(d) in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board or the compensation committee of the Board, (B) shares of Common Stock issued upon the conversion, exercise or exchange of Options or Convertible Securities issued prior to the Original Issue Date; provided that neither the conversion price, exercise price nor number of shares issuable under such Options or Convertible Securities is amended, modified or changed after Original Issue Date other than pursuant to the provisions of such Options or Convertible Securities as they exist as of the Original Issue Date, (C) securities issued pursuant to the Subscription Agreement and the other similar subscription agreements entered into by the Company and the purchasers of the other Company Warrants or the shares of Common Stock issued upon exercise of this Warrant or the other Company Warrants, (D) shares of Common Stock, Options or Convertible Securities issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Exercise Price pursuant to the provisions of Sections 8(a), 8(b) or 8(c)) and (E) issuances of rights and other securities pursuant to a Rights Plan as described in Section 8(f) (collectively, “Excluded Issuances”).

          (f) If the Rights Agreement between the Company and Mellon Investor Services LLC, as Rights Agent, dated as of July 7, 2005, as amended as of July 3, 2008, and as further amended or supplemented from time to time, or any successor or similar rights plan (a “Rights Plan”) is in effect upon the exercise of this Warrant, the Holder will receive, in addition to the Warrant Shares issuable upon such exercise, the rights issuable under such Rights Plan with respect to such Warrant Shares unless prior to such exercise the rights shall have separated from the Common Stock and, pursuant to the terms of the Rights Plan, no additional rights may be issued thereunder, in which case, such holder shall be entitled to receive, in addition to such Warrant Shares, such number of equivalent rights that entitle the Holder to acquire shares of capital stock, securities, indebtedness, cash or other assets on the same terms and conditions as the rights issued under the Rights Plan; provided that (i) no such distribution of rights shall be required if, at the time of such exercise, all of the rights issued under the Rights Plan shall have expired or (subject to the next sentence) been redeemed or exchanged, or if the Rights Plan shall have been terminated or expired and (ii) if so provided by the Rights Plan, such rights shall be evidenced by the certificates evidencing such Warrant Shares and shall not be separable from such Warrant Shares until the occurrence of events, if any, specified by such Rights Plan that would cause the separation of the rights issued thereunder. If rights issued under the Rights Plan are redeemed for shares of capital stock, securities, indebtedness, cash or other assets or otherwise exchanged for shares of capital stock, securities, indebtedness, cash or other assets prior to the exercise of this Warrant, then upon the exercise of this Warrant, the Holder will receive, in addition to the Warrant Shares issuable upon such exercise, the appropriate number of such shares of capital stock, securities, indebtedness, cash or other assets that such Holder would have received had the rights that would have accompanied such Warrant Shares been issued to such Holder.
          (g) All adjustments under this Section 8 shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
          (h) In the event that, as a result of an adjustment made pursuant to this Section 8, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant and the Exercise Price shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 8.
          (i) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable, with one-half of a cent or 5/1000th of a share rounded upwards.
          (j) For purposes of this Section 8, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock.
     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

     Section 10. Benefits. Except as provided in Section 14, nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Holder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.
     Section 11. Notices to Holder.
          (a) Upon the occurrence of each adjustment pursuant to Section 8, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, in good faith, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.
          (b) If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 10 Trading Days prior to the applicable record or effective date on which a person or entity would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give the Holder the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     Section 12. Identity of Transfer Agent. The transfer agent for the Common Stock is Mellon Investor Services LLC. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of this Warrant, the Company will mail to the Holder a statement setting forth the name and address of such transfer agent.

     Section 13. Notices. Except as expressly provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: (i) if to the Holder, at its address as set forth in the Company’s books and records and (ii) if to the Company, at the address as follows:
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Attention: Chief Financial Officer
Fax: (818) 734-5321
or such other address as the Company or the Holder may designate by ten days’ advance written notice to the other in accordance with this Section 13.
     Section 14. Successors. All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.
     Section 15. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York. To the maximum extent permitted under applicable law, the Company and, by accepting this Warrant, the Holder, each (i) irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby, (ii) agrees that service of process in connection with any such suit, action or proceeding may be served on it anywhere in the world by the same methods as are specified for the giving of notices under this Warrant, (iii) irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court and (iv) irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 16. No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.
     Section 17. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the Holder.
     Section 18. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___day of September, 2008.

CAPSTONE TURBINE CORPORATION
By:
Name:
Title:

Appendix A
CAPSTONE TURBINE CORPORATION
NOTICE OF EXERCISE
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Attention: Chief Financial Officer
     The undersigned hereby irrevocably elects under Section 3(a)(i) of Warrant No.___ issued by Capstone Turbine Corporation (the “Warrant”) to exercise the right of purchase represented by the Warrant for, and to purchase thereunder by the payment of the Exercise Price,                   shares of Common Stock (“Warrant Shares”) provided for therein, and requests that the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	☐	certified mail to the above address
	☐	electronically (provide DWAC Instructions:
_________________)
	☐	other___________________________(specify)
If the undersigned is delivering the certificate evidencing the Warrant and if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, a new Warrant for the balance of the Warrant Shares purchasable upon exercise of the Warrant shall be registered in the name of the undersigned Holder or the undersigned’s assignee as below indicated and delivered to the address stated below.
Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder will not have beneficial ownership of a number of shares of Common Stock which exceeds 9.999% of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 3(f) of the Warrant, unless such provisions have been waived by such Holder in accordance with the provisions of such section. In determining whether the Holder will not have beneficial ownership of a number of shares of Common Stock which exceeds 9.999%, the Company may rely on the above representation and warranty of the Holder. Capitalized terms used herein and not otherwise defined herein have the specific meanings set forth in the Warrant.

A-1

Dated:________________, ________
Signature:___________________________
Note: The signature must correspond with the
name of the Holder as written on the first page
of the Warrant being exercised in every
particular, without alteration or enlargement or
any change whatever, unless this Warrant has
been assigned.

Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

A-2

Appendix B
CAPSTONE TURBINE CORPORATION
NOTICE OF EXERCISE
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311
Attention: Chief Financial Officer
     The undersigned hereby irrevocably elects under Section 3(a)(ii) of Warrant No.___ issued by Capstone Turbine Corporation (the “Warrant”) to exercise the right of purchase represented by the Warrant for, and to purchase thereunder by cashless exercise of this Warrant,                 shares of Common Stock (“Warrant Shares”) provided for therein, and requests that the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	☐	certified mail to the above address, or
	☐	electronically (provide DWAC Instructions:
_________________), or
	☐	other___________________________ (specify)
If the undersigned is delivering the certificate evidencing the Warrant and if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, a new Warrant for the balance of the Warrant Shares purchasable upon exercise of the Warrant shall be registered in the name of the undersigned Holder or the undersigned’s assignee as below indicated and delivered to the address stated below.
Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder will not have beneficial ownership of a number of shares of Common Stock which exceeds 9.999% of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 3(f) of the Warrant, unless such provisions have been waived by such Holder in accordance with the provisions of such section. In determining whether the Holder will not have beneficial ownership of a number of shares of Common Stock which exceeds 9.999%, the Company may rely on the above representation and warranty of the Holder. Capitalized terms used herein and not otherwise defined herein have the specific meanings set forth in the Warrant.

B-1

Dated:________________, ________
Signature:___________________________
Note: The signature must correspond with the
name of the Holder as written on the first page
of the Warrant being exercised in every
particular, without alteration or enlargement or
any change whatever, unless this Warrant has
been assigned.

Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

B-2

EXHIBIT C
DILUTION
     If you invest in our common stock and warrants, you will experience dilution to the extent of the difference between the public offering price and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2008 was approximately $48,540,000, or $0.32 per share of common stock. Net tangible book value per share represents our total tangible assets as of June 30, 2008 (which excludes goodwill and other intangible assets), less our total liabilities, as of June 30, 2008 divided by the aggregate number of shares of our common stock outstanding as of June 30, 2008.
     After giving effect to the assumed sale of the maximum number of shares of common stock and warrants offered hereby as set forth on the cover page of this prospectus supplement, and after deducting placement agent and financial advisor fees and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2008 would be approximately $78,032,815, or $0.45 per share. This represents an immediate increase in pro forma net tangible book value of $0.13 per share to existing stockholders and an immediate dilution of $1.04 per share to new investors. The following table illustrates this per share dilution:

Public offering price per unit		$1.49
Net tangible book value per share as of June 30, 2008 (unaudited)	$0.32
Increase in net tangible book value per share attributable to new investors	0.13
Pro forma net tangible book value per share after the offering		0.45
Dilution per share to new investors in the offering		$1.04
     Each 200,000 unit decrease in the number of units we sell in this offering (each unit consisting of ten shares of common stock and a warrant to purchase three shares of common stock) from the maximum number of units offered hereby (which is 2,148,566 units) would decrease the pro forma net tangible book value per share after this offering by $0.011 and the dilution per share to new investors in this offering by $0.011, after deducting the placement agent and financial advisor fees and other estimated offering expenses payable by us.
     The per share data appearing above is based on 151,026,519 shares of our common stock outstanding as of June 30, 2008, and excludes:
•	8,107,783 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2008, with a weighted-average exercise price of $1.87 per share;

•	2,966,904 shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of June 30, 2008;

•	16,157,895 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2008, with an exercise price of $1.30 per share (subject to adjustment); and

•	6,445,698 shares of common stock issuable upon the exercise of the warrants issued hereunder (assuming that all of the securities offered hereby are sold).